EXHIBIT 99.1

Boulder, Colorado (May 26, 2020)

BLACKSTAR ENTERPRISE GROUP INC., (BEGI: OTCQB) Comments on the recent promotional activity pursuant to OTC Markets’ request.

Our Company, BlackStar Enterprise Group, Inc. (OTC QB: BEGI) (“the Company”) wishes to address recent promotional activities of which we have been made aware, pursuant to a request by OTC Markets. On May 21, 2020, we received correspondence from OTC Markets alerting us to the presence of promotional campaigns regarding our publicly traded common stock. We have no information on the source of or involvement in the promotional activities. The effect of the promotional activities appears to have on or about May 21-26, 2020 increased trading volume and trading price of our thinly traded stock, though the increased trading price may only be temporary due to said promotional activities.

The Company and our officers and directors were not involved, either directly or indirectly, with the creation, distribution, or payment of the promotional materials.

Portions of the content of the releases appear to have originated from selective extractions of our Company website. Other than the language extracted from our website, we had no control or knowledge of the content of the releases. The Company believes that the extracted language is not false or misleading, but that any sensationalized headlines or statements regarding the fluctuations in trading price and any editorialization by the promoters regarding the blockchain industry or our stock may be misleading. The Company advises investors and shareholders that legitimate press releases on behalf of the Company have been and will continue to be filed as an exhibit to a periodic report on Form 8-K with the Securities and Exchange Commission (“SEC”), pursuant to all applicable rules and regulations. The extracted sections are highlighted in the attached Exhibit 99.1 to the Form 8-K filed simultaneously to this press release. We have no control over any other included language in any promotional materials.

After inquiry of management, the Company, its officers, directors, and controlling shareholders have not, directly or indirectly, been involved in any way with the creation, distribution, or payment of promotional materials related to the Company and our securities. We do not have any third-party service providers engaged, formally or informally, to provide investor relations services, public relations services, marketing, or other related services including the promotion of the Company or our securities, nor have we contracted with any such provider in the last twelve months.

After inquiry of management, the directors, and control persons, the Company, our officers, directors, and controlling shareholders have not sold or purchased our securities within the past 90 days.

As stated above, we do not have any third-party providers engaged to provide investor relations services, public relations services, marketing, or other related services including the promotion of the Company or our securities, nor have we contracted with any such provider in the last twelve months.

The Company has issued convertible instruments allowing conversion to common stock at prices constituting a discount to the current market rate at the time of issuance. The following is a summary of the convertible instruments and links to the filings containing more information.

•	On April 26, 2019, the Company entered into an agreement with Auctus Fund LLC. The terms and conditions are as follows:

The face value of the note is $110,000 at an interest rate of 12% and the maturity date is January 26, 2020. At the time of the disbursement there was a deduction from proceeds to the Company of $2,750 for legal fees related to the issuance of the promissory note and a deduction of $10,000 as prepaid interest to the lender of which $1,111 was expensed in the current quarter. The repayment is a lump sum payment on the due date or is convertible into Company common stock at the discretion of the lender. The conversion, if chosen, will be at 50% of the two lowest trading days in the previous ten-day period prior to the date of conversion. This represents a discount of fifty percent (50%). The number of shares to be issued in the conversion will be calculated as follows: the average price of the two lowest trading days of the preceding the days will be multiplied by 0.50 ((to arrive at the discount factor) and then the resulting price will be divided into the principal and accrued interest resulting in the number of shares due. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are also 440,000 warrants attached to this note with an exercise price of $0.25 and a life of 5 years. For more information, please see the Form 8-K filed May 7, 2019.

During the quarter ended December 31, 2019, the lender exercised its right to convert $9,106 of accrued interest and $3,144 of principal into common stock of the Company at a conversion price of $0.0115 for 500,000 shares on November 4, 2019, and $0.008 per share for 1,000,000 shares on December 9, 2019. During the quarter ended March 31, 2020, the lender exercised its right to convert $3,221 of accrued interest and fees and $862 of principal into common stock of the Company at a conversion price of $0.00171 for 2,387,795 shares on February 6, 2020.

These shares were automatically issued by the transfer agent pursuant to a condition of the original loan agreement.

•	On November 1, 2019, the Company entered into an agreement with GS Capital Partners, LLC. The terms and conditions are as follows:

The face value of the note is $70,000 at an interest rate of 10% and the maturity date is November 1, 2020. At the time of the disbursement the Company received $54,450 net cash proceeds, as there was a deduction from proceeds to the Company of $3,500 for legal fees related to the issuance of the promissory note, $6,000 as prepaid interest and $6,050 as a note placement expense. The repayment is a lump sum payment on the due date or is convertible into Company common stock at the discretion of the lender. The conversion, if chosen, will be at 50% of the two lowest trading days in the previous ten-day period prior to the date of conversion. This represents a discount of fifty percent (50%). The number of shares to be issued in the conversion will be calculated as follows: the average price of the two lowest trading days of the preceding the days will be multiplied by 0.50 (to arrive at the discount factor) and then the resulting price will be divided into the principal and accrued interest resulting in the number of shares due. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note. For more information, please see the Form 8-K filed November 7, 2019.

There have been no conversions to date.

•	On November 4, 2019 the Company entered into an agreement with Adar Alef, LLC. The terms and conditions are as follows:

The face value of the note is $70,000 at an interest rate of 10% and the maturity date is November 1, 2020. At the time of the disbursement the Company received $54,450 net cash proceeds, as there was a deduction from proceeds to the Company of $3,500 for legal fees related to the issuance of the promissory note, $6,000 as prepaid interest and $6,050 as a note placement expense. The repayment is a lump sum payment on the due date or is convertible into Company common stock at the discretion of the lender. The conversion, if chosen, will be at 50% of the two lowest trading days in the previous ten-day period prior to the date of conversion. This represents a discount of fifty percent (50%). The number of shares to be issued in the conversion will be calculated as follows: the average price of the two lowest trading days of the preceding the days will be multiplied by 0.50 (to arrive at the discount factor) and then the resulting price will be divided into the principal and accrued interest resulting in the number of shares due. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note. For more information, please see the Form 8-K filed November 7, 2019.

On May 21, 2020 the lender exercised its right to convert $22,000 of principal into common stock of the Company at a conversion price of $0.009 for 2,427,586 shares.

These shares were automatically issued by the transfer agent pursuant to a condition of the original loan agreement.

The promotional materials discussed herein were not sanctioned by the Company and any editorial statements contained therein should not be relied upon for investment decisions. The Company advises investors and shareholders to consult our publicly filed reports, including all previous press releases, available at www.sec.gov for further information regarding the Company and our activities.

SEC Disclaimer

This press release may contain forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Actual results could differ materially from those projected in BlackStar’s ("the Company's") business plan.

The Company's filings may be accessed at the SEC's Edgar system at www.sec.gov or through the Company’s website http://www.blackstarenterprisegroup.com/investor-relations/. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place reliance on such statements. Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Please Contact:

Joseph E Kurczodyna CFO (“Joe K”)

303-500-5073

Subject: BEGI Update: Your New Profile Is Ripping, Up An Approximate 188% Early
From: Kai StockWireNews <kai@stockwirenews.net>
Date Sent: Thursday, May 21, 2020 9:45:04 AM GMT 04:00

StockWireNews

BEGI Update: Your New Profile Is Ripping, Up An Approximate 188% Early

May 21st

Good Morning,

Whoa! BEGI is on a tear this morning.

Up an approximate 188%, this new profile is ripping and roaring early today.

Already hitting a high of $0.0799, BEGI could be heating up towards a major breakout. Remember, the last time I brought this profile to your attention it hit $.40 the same day!

If you haven't yet, get BEGI on your radar and read more about the company below.

The markets are open. Here's what you need to know.

The last time I brought this stock profile to your attention, all it did was go on an intraday surge of approximately **471%** from an open of $.07 to a high of $.40.

That's pretty special. So is this...

It's a fact that more and more companies are now investing in **Blockchain** and why not...

Blockchain tech has to offer the best deal in the market.

It's safe, secure, easy to access, has universal application and most important it completely nullifies the need of having a third-party interfering in the functioning of this system.

All this has brought many companies to invest and develop in Blockchain-based solutions.

That's why I want you to get **BlackStar Enterprise Group, Inc. (BEGI)** on your radar this instant.

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OTCMarkets is reporting that BEGI has a float of only **3.52Mn** shares in its float which could provide the potential for **extreme volatility** if momentum floods this profile today.

With a 52-week high of $.40, from Wednesday's close of $.0215, this stock currently displays **over 1,700%** upside potential.

More About BlackStar

BlackStar Enterprise Group, Inc. (BlackStar, the Company) is a publicly traded specialized merchant banking firm, facilitating joint venture capital to early stage revenue companies. BlackStar's shares trade on the OTC QB (BEGI). The Company is focused on blockchain technology. BlackStar intends to gain exposure to the blockchain ecosystem through targeted joint ventures in the sector. The primary focus is on the distributed ledger security features and peer-to-peer (P2P) global equity trading arena. While remaining compliant with current SEC disclosure and reporting guidelines Blackstar is conducting an in-depth analysis for its involvement in Crypto related ventures. BlackStar, (BEGI) is one of a few publicly traded blockchain focused companies listed on the OTC Markets.

BlackStar Enterprise Group intends to leverage its experience in the traditional world of public finance, including securities, options, registrations and SEC compliance, into working with select organizations supporting the development and implementation of new technologies in the crypto currency world. To facilitate this process, BlackStar is establishing an advisory board with applicable technical and practical experience. BlackStar is also becoming an advocate and supporter of P2P equity trading on a distributed decentralized ledger which provides investment exposure to the rapidly growing blockchain ecosystems.

http://www.blackstarenterprisegroup.com

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If there are another other updates this AM, I'll get them to you quickly.

Sincerely,

Kai Parker

StockWireNews

(Always Remember The Stock Prices Could Be Significantly Lower Now From The Dates I Provided.)

D sc osure: I am not a ce nsed f nan c a adv ser. A potent a percentage ga ns are based on from the ow to the h gh of day. StockW reNews fu d sc osure s to be read and fu y understood before us ng StockW reNews webs te, or jo n ng StockW reNews ema or text st. By v ew ng StockW reNews webs te and/or read ng Stock W re News ema or text news etter you are agree ng to StockW reNews fu d sc osure wh ch can be read at www.stockw renews.net/d sc osure Make sure to a ways do your own research and due d gence on any day and sw ng prof e I br ng to your attent on. Stock W re News (stock w re news . com) s owned by Stock News W re LLC, a m ted ab ty company. A member of Stock News W re, LLC owns an nterest n the m ted ab ty company that owns and operates sma cap f rm . com ("SCF"), an nterest n the m ted ab ty company that owns and operates f erce nvestor . com ("FI"), and an nterest n the m ted ab ty company that owns and operates stock street w re . com (SSW). From t me to t me, Stock W re News, SCF, FI and/or SSW pub c y d ssem nate nformat on about a company v a webs te, ema , SMS and other po nts of med a. We were not compensated for stock prof es (BEGI). We own zero shares of (BEGI).

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Subject: BEGI Rockets Up Triple Digits!
From: MicroCapDaily <staff@microcapdaily.com
Date Sent: Thursday, May 21, 2020 11:35:18 AM GMT 04:00

You are receiving this email because you subscribed to Microcapdaily.com If you do not wish to receive any more emails from us please click here to unsubscribe and we will never email you again.

MICROCAP DAILY

Good Morning Traders,

***BEGI** had a huge morning and we hope you were watching!*

BEGI traded as high as $0.13 today!

amazing since it closed well under a nickel yesterday.

More About BlackStar

BlackStar Enterprise Group, Inc. (BlackStar, the Company) is a publicly traded specialized merchant banking firm, facilitating joint venture capital to early stage revenue companies. BlackStar's shares trade on the **OTC QB (BEGI)**. The Company is focused on blockchain technology. BlackStar intends to gain exposure to the blockchain ecosystem through targeted joint ventures in the sector. The primary focus is on the distributed ledger security features and peer-to-peer (P2P) global equity trading arena. While remaining compliant with current SEC disclosure and reporting guidelines Blackstar is conducting an in-depth analysis for its involvement in Crypto related ventures. BlackStar, (BEGI) is one of a few publicly traded blockchain focused companies listed on the OTC Markets.

BlackStar Enterprise Group intends to leverage its experience in the traditional world of public finance, including securities, options, registrations and SEC compliance, into working with select organizations supporting the development and implementation of new technologies in the crypto currency world. To facilitate this process, BlackStar is establishing an advisory board with applicable technical and practical experience. BlackStar is also becoming an advocate and supporter of P2P equity trading on a distributed decentralized ledger which provides investment exposure to the rapidly growing blockchain ecosystems.

Watch for more updates

Sincerely,
MicroCapDaily

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We do not advise any reader take any specific action. Losses can be larger than expected if the company expe iences any problems with liquidity or wide spreads. Our website and newsletter are for entertainment purposes only. Never invest purely based on our ale ts. Gains mentioned in our newsletter and on our website may be based on end of day or intraday data. This publication and their owners and affiliates may hold positions in the secu ities mentioned in our alerts, which we may sell at any time without notice to our subscribers, which may have a negative impact on share prices.. We have not been compensated for BEG nor do we own any shares. Our business model is to receive financial compensation to promote public companies. This compensation is a major conflict of interest in our ability to be unbiased regarding . Therefore, this communication should be viewed as a commercial adve tisement only. We have not investigated the background of the hi ing third pa ty or parties. The third party, profiled company, or their affiliates likely wish to liquidate shares of the profiled company at or near the time you receive this communication, which has the potential to hurt share p ices. Any non compensated alerts are purely for the pu pose of expanding our database for the benefit of our future financially compensated investor relations efforts. Frequently companies profiled in our ale ts may experience a large increase in volume and share price du ing the course of investor relations marketing, which may end as soon as the investor relations marketing ceases. The investor relations marketing may be as b ief as one day, after which a large decrease in volume and share price is likely to occur. Our emails may contain forward looking statements, which are not guaranteed to materialize due to a variety of factors.

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Subject: See BEGI up 400% Right NOW   About to Go PARABOLIC
From: "Hototc.com" <info@hototc.com>
Date Sent: Thursday, May 21, 2020 10:13:44 AM GMT 04:00

HotOtc

Unsubscribe From Our Newsletter

FREE ALERTS ON WALLSTREET'S HOTTEST PENNY STOCKS

Profit Alert: BEGI Is Up A Staggering 400%
As I write This! (More Huge Gains!)

Today's pick BEGI is up 400% as I write this!

Well there you have it...That's another big WINNER for the record books!

I told you I was going to be sending you a lot of explosive picks this month that have the potential to move big and to move FAST!

Hototc
Trading Research Team

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Rather, investors should use the information contained in this website as a starting point for doing additional independent research on the featured companies. The advertisements in this website are believed to be reliable, however, we and its owners, affiliates, subsidiaries, officers, directors, representatives and agents disclaim any liability as to the completeness or accuracy of the information contained in any advertisement and for any omissions of materials facts from such advertisement. We are not responsible for any claims made by the companies advertised herein, nor are we responsible for any other promotional firm, its program or its structure. This message is meant for informational and educational purposes only and does not provide investment advice. Never make investment decisions based on anything we say. We have been compensated a total **($109,000 USD cash) One-Hundred-Nine Thousand dollars USD cash** via bank wire by a third party to conduct investor relations advertising and marketing for US Lithium Corp. We have been compensated an additional **($20,000 USD) Twenty Thousand dollars USD cash** via bank wire by a third party to conduct investor relations advertising and marketing for US Lithium Corp. We own zero shares. We have been compensated **($25,000 USD) Twenty-Five Thousand dollars USD cash** via bank wire by a third party to conduct investor relations advertising and marketing for Spherix Incorporated. We own zero shares Spherix Incorporated. We have not been compensated for investor relations and media services for Applied DNA Sciences. We own zero shares of Applied DNA Sciences. We have not been compensated for investor relations and media services for Joway Health Industries. We own zero shares of Joway Health Industries. We have not been compensated for investor relations and media services for Axsome Therapeutics. We own zero shares of Axsome Therapeutics. We have been compensated **($125,000 USD) One-Hundred Twenty-Five Thousand dollars USD cash** via bank wire by a third party to profile NewLeaf. We have been compensated an additional **($25,000 USD) Twenty-Five Thousand dollars USD cash** via bank wire by a third party to conduct investor relations advertising and marketing for NewLeaf. We do not own shares. We have been compensated **($110,000 USD) One-Hundred Ten Thousand dollars USD cash** via bank wire and 10,000 Ten Thousand Shares Restricted by a third party to conduct investor relations advertising and marketing for Co-Diagnostics, Inc. We have been compensated **($20,000 USD) Twenty Thousand dollars USD cash** via bank wire by a third party to conduct investor relations advertising and marketing for SponsorsOne Inc. We own zero shares SponsorsOne Inc. We have not been compensated for investor relations and media services for Applied DNA Sciences. We own zero shares of (Applied DNA Sciences). We have not been compensated for investor relations and media services for Sorrento Therapeutics, Inc. We own zero shares of (Sorrento Therapeutics, Inc). We have not been compensated for investor relations and media services for Axsome Therapeutics. We own zero shares of (Axsome Therapeutics). We have been compensated ($125,000 USD) **One-Hundred Twenty-Five Thousand dollars USD cash** via bank wire by a third party to profile NewLeaf. We have been compensated an additional ($25,000 USD) **Twenty-Five Thousand dollars USD cash** via bank wire by a third party to conduct investor relations advertising and marketing for NewLeaf. We do not own shares. We have not been compensated for investor relations and media services for BlackStar Enterprise Group, Inc. We own zero shares of (BlackStar Enterprise Group, Inc.).

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